As filed with the Securities and Exchange Commission on February 26, 2007
Registration Statement No. 333-121332

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PENWEST PHARMACEUTICALS CO.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	91-1513032 (I.R.S. Employer Identification No.)
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120
(877) 736-9378
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jennifer L. Good
President and Chief Executive Officer
Penwest Pharmaceuticals Co.
39 Old Ridgebury Road, Suite 11
Danbury, Connecticut 06810-5120
(877) 736-9378
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stuart M. Falber, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Telephone: (617) 526-6000
Telecopy: (617) 526-5000

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
On January 10, 2005, the Securities and Exchange Commission declared the effectiveness of the Registration Statement on Form S-3 (Registration No. 333-121332) (the “Registration Statement”) filed by Penwest Pharmaceuticals Co. (“Penwest”) with respect to the resale of an aggregate of 3,125,000 shares of common stock, par value $.001 per share, of Penwest (the “Shares”). The Registration Statement was filed by Penwest for the benefit of holders of the Shares, which were granted registration rights pursuant to the Share Purchase Agreement, dated December 10, 2004, by and among Penwest and the holders (the “Agreement”).
Penwest is no longer required to maintain the effectiveness of the Registration Statement pursuant to the terms of the Agreement. In accordance with the terms of the Agreement and with Penwest’s undertaking under Regulation S-K Item 512(a)(3), Penwest is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all Shares not sold by the holders pursuant to the Registration Statement. Accordingly, Penwest hereby requests that upon the effectiveness of this Post-Effective Amendment No. 1 to the Registration Statement, such Shares be removed from registration.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on February 26, 2007.

PENWEST PHARMACEUTICALS CO.
By:	/s/ Jennifer L. Good
Jennifer L. Good
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer L. Good	President, Chief Executive Officer and Director	February 26, 2007
Jennifer L. Good	(Principal Executive Officer)

/s/ Benjamin L. Palleiko	Senior Vice President, Corporate Development and Chief Financial Officer	February 26, 2007
Benjamin L. Palleiko	(Principal Financial and Accounting Officer)

Peter F. Drake	Director	February ___, 2007

*	Director	February 26, 2007
Paul E. Freiman

*	Director	February 26, 2007
Rolf H. Henel

*	Director	February 26, 2007
Robert J. Hennessey

David P. Meeker	Director	February ___, 2007

*	Director	February 26, 2007
John N. Staniforth

*	Director	February 26, 2007
Anne M. VanLent

* By:	/s/ Jennifer L. Good Jennifer L. Good
Attorney-in-Fact